                                                              Exhibit 10.25

                                THE VENCOR, INC.

                           DEFERRED COMPENSATION PLAN

                            Effective April 30, 1998

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE 1
                 DEFINITIONS..............................................   1

ARTICLE 2
                 SELECTION, ENROLLMENT, ELIGIBILITY.......................   5
       2.1  Selection by Committee........................................   5
       2.2  Enrollment Requirements.......................................   5
       2.3  Eligibility; Commencement of Participation....................   6

ARTICLE 3
                 DEFERRAL COMMITMENTS/INTEREST CREDITING..................   6
       3.1  Minimum and Maximum Deferral..................................   6
       3.2  Company Contribution..........................................   6
       3.3  Election to Defer; Effect of Election Form....................   7
       3.4  Withholding of Deferral Amounts...............................   7
       3.5  Interest Crediting Prior to Distribution......................   7
       3.6  Installment Distributions.....................................   8
       3.7  FICA and Other Taxes..........................................   8

ARTICLE 4
                 UNFORESEEABLE FINANCIAL EMERGENCIES......................   9

ARTICLE 5
                 RETIREMENT BENEFIT.......................................   9
       5.1  Retirement Benefit............................................   9
       5.2  Payment of Retirement Benefits................................   9
       5.3  Death Prior to Completion of Retirement Benefits..............   9

ARTICLE 6
                 PRE-RETIREMENT SURVIVOR BENEFIT..........................   9
       6.1  Pre-Retirement Survivor Benefit...............................   9
       6.2  Payment of Pre-Retirement Survivor Benefits...................  10

ARTICLE 7
                 TERMINATION BENEFIT......................................  10
       7.1  Termination Benefits..........................................  10
       7.2  Payment of Termination Benefit................................  10

ARTICLE 8
                 DISABILITY WAIVER AND BENEFIT............................  11
       8.1  Disability Waiver.............................................  11
       8.2  Disability Benefit............................................  11

ARTICLE 9
                 BENEFICIARY DESIGNATION..................................  11
       9.1  Beneficiary...................................................  11
       9.2  Beneficiary Designation; Change; Spousal Consent..............  12
       9.3  Receipt by Committee..........................................  12
       9.4  No Beneficiary Designation....................................  12
       9.5  Doubt as to Beneficiary.......................................  12
       9.6  Discharge of Obligations......................................  12

ARTICLE 10
                 LEAVE OF ABSENCE.........................................  13
      10.1  Paid Leave of Absence.........................................  13
      10.2  Unpaid Leave of Absence.......................................  13

ARTICLE 11
                 TERMINATION, AMENDMENT OR MODIFICATION...................  13
      11.1  Termination...................................................  13
      11.2  Termination on Change of Control Event........................  14
      11.3  Amendment.....................................................  14
      11.4  Effect of Payment.............................................  14

ARTICLE 12
                 ADMINISTRATION...........................................  14
      12.1  Committee Duties..............................................  14
      12.2  Agents........................................................  15
      12.3  Binding Effect of Decisions...................................  15
      12.4  Indemnity of Committee........................................  15
      12.5  Employer Information..........................................  15

ARTICLE 13
                 OTHER BENEFITS AND AGREEMENTS............................  15

ARTICLE 14
                 CLAIMS PROCEDURES........................................  15
      14.1  Presentation of Claim.........................................  15
      14.2  Notification of Decision......................................  16

      14.3  Review of a Denied Claim......................................  16
      14.4  Decision on Review............................................  17
      14.5  Legal Action..................................................  17

ARTICLE 15
                 TRUST....................................................  17
      15.1  Establishment of the Trust....................................  17
      15.2  Interrelationship of the Plan and the Trust...................  17

ARTICLE 16
                 MISCELLANEOUS............................................  17
      16.1  Unsecured General Creditor....................................  17
      16.2  Employer's Liability..........................................  18
      16.3  Nonassignability..............................................  18
      16.4  Not a Contract of Employment..................................  18
      16.5  Furnishing Information........................................  18
      16.6  Terms.........................................................  19
      16.7  Captions......................................................  19
      16.8  Governing Law.................................................  19
      16.9  Notice........................................................  19
     16.10  Successors....................................................  19
     16.11  Spouse's Interest.............................................  19
     16.12  Incompetent...................................................  20
     16.13  Court Order...................................................  20
     16.14  Distribution in the Event of Taxation.........................  20
     16.15  Legal Fees to Enforce Rights After a Change of Control Event..  20
     16.16  Taxes and Withholding.........................................  21
     16.17  Severability..................................................  21

                                THE VENCOR, INC.

                           DEFERRED COMPENSATION PLAN

                            Effective April 30, 1998


                                    Purpose

     The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Vencor, Inc. (formerly Vencor Healthcare, Inc.), a Delaware corporation, and its subsidiaries and affiliates. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Plan also provides benefits with respect to certain liabilities and obligations under the Vencor, Inc. Deferred Compensation Plan, assumed pursuant to the Employee Benefits Agreement, dated as of April 30, 1998, between Vencor, Inc. (predecessor of Ventas, Inc.) and Vencor Healthcare, Inc. (the "Employee Benefits Agreement"), duly executed in connection with the spinoff of Vencor Healthcare, Inc. by Vencor, Inc. to its shareholders.

                                   ARTICLE 1
                                  DEFINITIONS

     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean with respect to a Participant the sum of (i) his or her Deferral Amount, plus (ii) his or her company contributions, contributed under Section 3.2 hereof plus (iii) interest credited in accordance with all the applicable interest crediting provisions of this Plan, less (iv) all distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

1.2 "Annual Bonus" shall mean any compensation, in addition to Base Annual Salary, paid annually to a Participant and designated as an "Annual Bonus" under rules adopted by the Committee.

1.3 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary and/or Annual Bonus to be paid during a Plan Year that a Participant elects to have and is deferred in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a

      Plan Year, such year's Annual Deferral Amount shall be the actual amount deferred and withheld prior to such event.

1.4 "Base Annual Salary" shall mean the annual compensation, including commissions, and incentive payments (other than amounts considered part of the Annual Bonus), but excluding overtime, severance pay, compensation received as a result of deferral any equity-based compensation and fringe benefits (including but not limited to relocation expenses, non-monetary awards, directors fees and other fees, automobile, educational, uniform, professional dues, and employee expense allowances), paid to a Participant for employment services rendered to any Employer before reduction for compensation deferred pursuant to all qualified, non-qualified and Code
      Section 125 plans of any Employer. Notwithstanding the foregoing, the Company may elect to permit directors fees to be included in the definition of Base Annual Salary by written notice to affected Participants.

1.5 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.6 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7   "Board" shall mean the board of directors of the Company.

1.8 For purposes of the Plan, a "Change of Control Event" shall occur upon the occurrence of a "Change in Control" as defined in the Company's 1998 Incentive Compensation Plan.

1.9   "Claimant" shall have the meaning set forth in Section 14.1.

1.10 "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

1.11  "Committee" shall mean the committee described in Article 12.

1.12  "Company" shall mean Vencor, Inc., a Delaware corporation.

1.13 "Crediting Rate" shall mean an interest rate determined and announced by the Committee before the Plan Year for which it is to be used that is equal to 100% of the Moody's Rate. The Moody's Rate for a Plan Year shall be an interest rate that is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Baa Average" for the month of October which precedes the Plan Year for which the rate is to be used.

1.14 "Deferral Amount" shall mean the sum of all of a Participant's Annual Deferral Amounts.

1.15 "Deduction Limitation" shall mean the following described limitation on the annual benefit that may be distributed pursuant to the provisions of this Plan. The limitation shall be applied to distributions under this Plan as set forth in this Plan. If the Company determines in good faith prior to a Change of Control Event that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change of Control Event is deductible, the Company may defer all or any portion of the distribution. Any amounts deferred pursuant to this limitation shall continue to be credited with interest in accordance with Section 3.5 below. The amounts so deferred and interest thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change of Control Event.

1.16 "Disability" shall mean a period of disability during which a Participant qualifies for benefit payments under the Participant's Employer's long-term disability plan.

1.17  "Disability Benefit" shall mean the benefit set forth in Article 8.

1.18 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.19  "Employee" shall mean a person who is an employee of any Employer.

1.20 "Employer(s)" shall mean the (i) the Company, and all of the legal entities that are part of a controlled group or affiliated service group with Company pursuant to the provisions of Code Sections 414(b), (c), or
      (m); (ii) partnerships in which the Company or a wholly-owned subsidiary owns an interest; (iii) any entity that has entered into a contract with the Company or a subsidiary for the receipt of management services at one or more facilities owned by such entity if the entity has been selected by the Committee to participate in the Plan; and
      (iv) any entity which with the consent of the Board becomes a sponsoring Employer hereunder. Obligations of each Employer hereunder shall be separate except where Vencor, Inc. has by specific action of its Board of Directors or other written agreement executed by a duly authorized officer agreed that it and/or its wholly-owned subsidiaries will undertake joint and several liability.

1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.22 Participant shall mean any Employee (i) who is selected to participate in the Plan; (ii) who elects to participate in the Plan; (iii) who signs a Plan Agreement and an Election Form; (iv) whose signed Plan Agreement and Election Form are received by the Committee; (v) who commences participation in the Plan; and (vi) whose Plan Agreement has not terminated. A Participant shall also include a former Employee who has an Account Balance hereunder. By addendum to this Plan, the Board or the Committee may permit directors of any of the Employers to become Participants hereunder regardless of whether they are Employees.

1.23 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and, with respect to each Participant, by his or her one or more Plan Agreements, as may be amended from time to time.

1.24 "Plan Agreement" shall mean a written agreement which is entered into by and between the Company and a Participant. A Participant may be required to enter into more than one Agreement depending on the entity employing him or her any time and the manner in which the Company and another Employer have agreed to allocate and assume responsibility for liabilities accrued hereunder.

1.25 "Years of Plan Participation" shall mean the total number of full Plan Years a Participant has been a Participant in the Plan. For purposes of a Participant's first Plan Year of participation only, any partial Plan Year of participation shall be treated as a full Plan Year.

1.26  "Plan Year" shall be the calendar year.

1.27  "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
      Article 6.

1.28 "Retirement", "Retires" or "Retired" shall mean severance from employment with all Employers or retirement from directorship for any reason other than a leave of absence, death or Disability on or after the attainment of age 65.

1.29  "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.30  "Termination Benefit" shall mean the benefit set forth in Article 7.

1.31 "Termination of Employment" shall mean the ceasing of employment with all Employers voluntarily or involuntarily, for any reason other than death; provided, that the Committee shall have the discretion to determine whether under certain circumstances a Termination of Employment has occurred.

1.32  "Trust" shall mean a grantor, or "rabbi" trust, within the meaning of Code
      Section 671.

1.33 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

                                   ARTICLE 2
                      SELECTION, ENROLLMENT, ELIGIBILITY

2.1   Selection by Committee.  Participation in the Plan shall be limited to a
      ----------------------
      select group of management or highly compensated Employees. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2   Enrollment Requirements.  Individuals may commence participation as soon
      -----------------------
      as they complete, execute and return to the Committee a Plan Agreement and Election Form provided such documents are returned within 30 days of notification of eligibility to participate. In addition the Committee may establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

2.3   Eligibility; Commencement of Participation.  Participation in this Plan
      ------------------------------------------
      shall commence on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet in a timely fashion all such requirements then he or she shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and receipt by the Committee of the required documents.

                                   ARTICLE 3
                   DEFERRAL COMMITMENTS/INTEREST CREDITING

3.1  Minimum and Maximum Deferral.  For each Plan Year, a Participant may
     ----------------------------
     elect to defer Base Annual Salary and Annual Bonus that would otherwise be received during a Plan Year. The Committee may permit a separate election to be applied to Annual Bonus. The following minimum and maximum amounts shall apply to the deferral election:

                       ---------------------------------
                         Minimum Amount            1%
                       ---------------------------------
                         Maximum Amount            50%
                       ---------------------------------

     If no election is made for a particular Plan Year, the amount deferred for each type of compensation on the most recent preceding election shall control. All amounts deferred under this Section 3.1(a) shall at all times be fully vested and nonforfeitable.

3.2  Company Contribution.
     --------------------

     (a) Subject to amendment or termination of the Plan and applicable limitations herein, as of the last day of each pay period, each Employer shall credit to the account of each Participant in its employ as of the last day of such pay period an amount equal to (1) 100% of the Participant's Annual Deferral Amount for the pay period, not in excess of the first 3% of the Participant's Base Annual Salary and Annual Bonus received during such pay period less; (2) the maximum Employer matching contribution to which the Participant would be entitled under the 401(k) Plan for which he or she is eligible without regard to the Participant's completed years of service. In order to receive Employer contributions hereunder, a Participant must elect to make elective deferrals under the Code Section 401(k) Plan for which he or she is eligible in an amount equal to the lesser of (i) the amount which would result in the maximum Employer match, or (ii) the maximum amount permitted under the nondiscrimination rules applicable to elective deferrals.

     (b) Subject to Section 3.2(c), all amounts deferred under Section 3.2(a) shall at all times be fully vested and nonforfeitable.

     (c) Notwithstanding any other provision of this Plan including Section 3.2(b), the Committee shall have the right in its sole discretion to cause any or all of the Employer contributions credited to an Account Balance, including earnings, to be forfeited if the Committee at any time determines that:

               (i) The Participant has divulged Employer confidential information to the competitors of the Employer which is detrimental to the Employer; or

               (ii) The Participant has engaged in criminal conduct which is detrimental to the Employer.

3.3  Election to Defer; Effect of Election Form.  In connection with a
     ------------------------------------------
     Participant's commencement of participation in the Plan, the Participant shall make a deferral election by delivering to the Committee a completed and signed Election Form, which election and form must be accepted by the Committee for valid election to exist. For each succeeding Plan Year, a new Election Form must be delivered to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made in order to increase, decrease or terminate a contribution election. If no Election Form is timely delivered for a Plan Year, the prior year's deferral election shall remain in effect. Any Election Forms for a Participant currently in effect as of the date hereof under the Deferred Compensation Plan maintained by the predecessor of Ventas, Inc. shall be effective with respect to this Plan until modified or otherwise revised by such Participant.

3.4  Withholding of Deferral Amounts.  For each Plan Year, the Base Annual
     -------------------------------
     Salary portion of the Annual Deferral Amount shall be withheld each payroll period in accordance with the Participant's election as a percentage of Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant.

3.5  Interest Crediting Prior to Distribution.  Prior to any distribution of
     ----------------------------------------
     benefits under Articles 4, 5, 6, 7 or 8, interest shall be credited and compounded annually on a Participant's Account Balance as though the Participant's Annual Deferral Amount and Employer contributions were made in two installments, one-half on the first day of the year and the balance on the last day of the year. The rate of interest for crediting shall be the Crediting Rate.

3.6  Installment Distributions.  In the event a benefit is paid in
     -------------------------
     installments under Articles 5, 6, 7, 8 or 11, installment payment amounts shall be determined in the following manner:

     (a)  Interest Rate.  The interest rate to be used to calculate installment
          -------------
          payment amounts shall be a fixed interest rate that is equal to the Crediting Rate for the Plan Year preceding the Plan Year in which installment payments commence.

     (b)  "Deemed" Installment Payments.  For purposes of calculating
          -----------------------------
          installment payment amounts only (and notwithstanding the fact that installment payments shall be paid monthly), installment payments for each 3 month period, starting with the date that the Participant became eligible to receive a benefit under this Plan (the "Eligibility Date") and continuing thereafter for each additional 3 month period until the Participant's Account Balance is paid in full, shall be deemed to have been paid in one sum as of the first day of each such 3 month period.

     (c)  Amortization.  Based on the interest rate determined in accordance
          ------------
          with Section 3.6(a) above and the "deemed" form of installment payments determined in accordance with Section 3.6(b) above, the Participant's Account Balance shall be amortized in equal quarterly installment payments over the term of the specified payment period (starting as of the Eligibility Date and stated in quarters rather than months).

     (d)  Monthly Payments.  The quarterly installment payment determined in
          ----------------
          Section 3.6(c) above shall be divided by 3, and the resulting number shall be the monthly installment payment that is to be paid each month during the specified monthly installment payment period in accordance with the other terms and conditions of this Plan.

3.7  FICA and Other Taxes.  For each Plan Year in which an Annual Deferral
     --------------------
     Amount is being withheld, the Participant's Employer(s) shall ratably withhold from that portion of the Participant's Base Annual Salary that is not being deferred, the Participant's share of FICA and other employment taxes. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section 3.7.

                                   ARTICLE 4
                      UNFORESEEABLE FINANCIAL EMERGENCIES

     If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The petition shall be accompanied by such documentation in support of the existence of the Unforeseeable Financial Emergency as the Committee shall require. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 90 days of the date of approval.

                                   ARTICLE 5
                              RETIREMENT BENEFIT

5.1  Retirement Benefit.  Subject to the Deduction Limitation, a Participant
     ------------------
     who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2  Payment of Retirement Benefits.  A Participant, in connection with his or
     ------------------------------
     her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period of 5, 10, or 15 years. The lump sum payment shall be made, or installment payments shall commence, no later than 90 days after the date the Participant Retires. A Participant shall be permitted to modify the manner of distribution provided that any such Election Form containing such modification shall not be effective unless executed more than one calendar year prior to the year in which distributions are to commence.

5.3  Death Prior to Completion of Retirement Benefits.  If a Participant dies
     ------------------------------------------------
     after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

                                   ARTICLE 6
                        PRE-RETIREMENT SURVIVOR BENEFIT

6.1  Pre-Retirement Survivor Benefit.  Subject to the Deduction Limitation, if
     -------------------------------
     a Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2  Payment of Pre-Retirement Survivor Benefits.  A Participant, in
     -------------------------------------------
     connection with his or her commencement of participation in the Plan shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period of 60, 120 or 180 months. The Participant may change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. Despite the foregoing, if the

     Participant's Account Balance at the time of his or her death is less than $50,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or in installment payments that do no exceed five years in duration. The lump sum payment shall be made, or installment payments shall commence, no later than 90 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. In no event may the Beneficiary select the manner of payment either before or after the Participant's death.

                                   ARTICLE 7
                              TERMINATION BENEFIT

7.1  Termination Benefits.  Subject to the Deduction Limitation, if a
     --------------------
     Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance, with interest credited in the manner provided in Section
     3.5 above.

7.2  Payment of Termination Benefit.  The Termination Benefit shall be paid
     ------------------------------
     commencing within 90 days of the Termination of Employment as follows:

     (a)  A Termination Benefit of $50,000 or less shall be paid in a lump sum.

     (b) A Termination Benefit in excess of $50,000 shall be paid in 60 approximately equal monthly installments.

     (b) Notwithstanding (b), the Committee in its sole discretion may authorize a lump sum payment or installments over a period of less than five years.

     If payment is made in installments, the interest rate to be credited to the Account Balance during the installment payout shall be the otherwise applicable rate determined in accordance with Section 3.6.

                                   ARTICLE 8
                         DISABILITY WAIVER AND BENEFIT

8.1  Disability Waiver.
     -----------------

     (a)  Eligibility.  By participating in the Plan, all Participants are
          -----------
          eligible for this waiver.

     (b)  Waiver of Deferral.  A Participant who qualifies for Disability
          ------------------
          payments under the Participant's Employer's long-term disability plan shall, if the Disability originated while the Participant was employed by an Employer, be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary or Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

     (c)  Return to Work.  If a Participant returns to employment with an
          --------------
          Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year of his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2  Disability Benefit.  A Participant suffering a Disability shall, for all
     ------------------
     purposes under this Plan, continue to be considered to be employed by an Employer and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to treat the Participant as terminated at any time after such Participant is determined to be permanently disabled under the Participant Employer's long-term disability plan.

                                   ARTICLE 9
                            BENEFICIARY DESIGNATION

9.1  Beneficiary.  Each Participant shall have the right, at any time, to
     -----------
     designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2  Beneficiary Designation; Change; Spousal Consent.  A Participant shall
     ------------------------------------------------
     designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the

     Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3  Receipt by Committee.  No designation or change in designation of a
     --------------------
     Beneficiary shall be effective until received by the Committee or its designated agent. The Committee may reject a designation in its discretion for any reason.

9.4  No Beneficiary Designation.  If a Participant fails to designate a
     --------------------------
     Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5  Doubt as to Beneficiary.  If the Committee has any doubt as to the proper
     -----------------------
     Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6  Discharge of Obligations.  The payment of benefits under the Plan to a
     ------------------------
     Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                  ARTICLE 10
                               LEAVE OF ABSENCE

10.1 Paid Leave of Absence.  If a Participant is authorized by the
     ---------------------
     Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Article 3. Notwithstanding the foregoing, a Participant who incurs undue hardship as a result of continued deferrals may petition the Committee for a suspension of deferrals during the paid leave of absence, which suspension may be granted by the Committee in its sole discretion.

10.2 Unpaid Leave of Absence.  If a Participant is authorized by the
     -----------------------
     Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                  ARTICLE 11
                    TERMINATION, AMENDMENT OR MODIFICATION

11.1 Termination.  Any Employer reserves the right to terminate the Plan at
     -----------
     any time with respect to its participating Employees by the action of its board of directors. Upon the termination of the Plan, all Plan Agreements of a Participant shall terminate and his or her Account Balance, determined as if he or she had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination, shall be paid to the Participant in the discretion of the Employer (a) in a lump sum, or (b) in monthly installments up to 15 years. The Employer shall have the right in its sole discretion to accelerate installment payments at any time and pay the Participant's remaining Account Balance in one lump sum amount. Except as provided above, the termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

11.2 Termination on Change of Control Event.  Upon the occurrence of a Change
     --------------------------------------
     of Control Event, the Plan shall immediately terminate and the Account Balance of each Participant shall be paid to the Participant in a lump sum as soon as administratively possible.

11.3 Amendment.  Any Employer may, at any time, amend or modify the Plan in
     ---------
     whole or in part with respect to that Employer by the action of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification; or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying Participant's remaining Account Balance in one lump sum amount.

11.4 Effect of Payment.  The full payment of the applicable benefit under
     -----------------
     Articles 5, 6, or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                  ARTICLE 12
                                ADMINISTRATION

12.1 Committee Duties.  This Plan shall be administered by the Executive
     ----------------
     Compensation Committee of the Board. An Employee who is a member of the Committee may be a Participant under this Plan. The Committee shall have the authority in its sole and unfettered discretion to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan; and (ii) decide or resolve any and all questions including claims for benefits and interpretations of this Plan, as may arise in connection with the Plan. Notwithstanding the foregoing, the Committee may in its discretion delegate to the Retirement Committee of Vencor, Inc. as defined in the Vencor, Inc. Retirement Savings Plan any or all of its responsibilities hereunder, in which event the actions of such Retirement Committee shall have the same force and effect as if taken by the Committee.

12.2 Agents.  In the administration of this Plan, the Committee may, from time
     ------
     to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3 Binding Effect of Decisions.  The decision or action of the Committee
     ---------------------------
     with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee.  All Employers shall indemnify and hold harmless
     ----------------------
     the members of the Committee, and in the event of delegation of responsibility to the Retirement Committee of Vencor, Inc., the members of that Committee, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

12.5 Employer Information.  To enable the Committee to perform its functions,
     --------------------
     each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                  ARTICLE 13
                         OTHER BENEFITS AND AGREEMENTS

     The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer.
The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                  ARTICLE 14
                               CLAIMS PROCEDURES

14.1 Presentation of Claim.  Any Participant or Beneficiary of a deceased
     ---------------------
     Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made prior to the expiration of the applicable statute of limitations for bringing an action in respect of such claim under the laws of the Commonwealth of Kentucky. The claims must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision.  The Committee shall consider a Claimant's
     ------------------------
     claim within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

          (i) the specific reason(s) for the denial of the claim, or any part of it;

          (ii) specific references(s) to pertinent provisions of the Plan upon which such denial was based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

          (iv)   an explanation of the claim review procedure set forth in
                 Section 14.3 below.

14.3 Review of a Denied Claim.  Within 60 days after receiving a notice from
     ------------------------
     the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 120 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a)  may review pertinent documents;

     (b)  may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review.  The Committee shall render its decision on review
     ------------------
     promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a)  specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

     (c)  such other matters as the Committee deems relevant.

14.5 Legal Action.  A Claimant's compliance with the foregoing provisions of
     ------------
     this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                  ARTICLE 15
                                     TRUST

15.1 Establishment of the Trust.  The Company may establish a Trust and in
     --------------------------
     that event the Employers shall transfer over to the Trust such assets as the Employers determine, in their sole discretion, are necessary to assist in providing funds to meet the Employers' liabilities created hereunder.

15.2 Interrelationship of the Plan and the Trust.  If the Company establishes
     -------------------------------------------
     a Trust, the provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                  ARTICLE 16
                                 MISCELLANEOUS

16.1 Unsecured General Creditor.  Participants and their Beneficiaries, heirs,
     --------------------------
     successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of any Employer. Any and all of Employers' assets shall be, and remain, the general, unpledged unrestricted assets of the Employers. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future and a Participant shall have only an unsecured contractual right to the amounts, if any, payable hereunder, against the Company or a particular Employer, as reflected in the Participant's one or more Plan Agreements.

16.2 Employer's Liability.  An Employer's liability for the payment of
     --------------------
     benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.3 Nonassignability.  Neither a Participant nor any other person shall have
     ----------------
     any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

16.4 Not a Contract of Employment.  The terms and conditions of this Plan
     ----------------------------
     shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.5 Furnishing Information.  A Participant or his or her Beneficiary will
     ----------------------
     cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.6 Terms.  Whenever any words are used herein in the masculine, they shall
     -----
     be construed as though they were also in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.7 Captions.  The captions of the articles, sections and paragraphs of this
     --------
     Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.8 Governing Law.  Subject to ERISA, the provisions of this Plan shall be
     -------------
     construed and interpreted according to the laws of the State of Kentucky without regard to its conflicts of laws principles.

16.9  Notice.  Any notice or filing required or permitted to be given to the
      ------
      Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

               General Counsel
               Vencor, Inc.
               3300 Providian Center
               400 West Market Street
               Louisville, KY 40202

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.10 Successors.  The provisions of this Plan shall bind and inure to the
      ----------
      benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.11 Spouse's Interest.  Any interest in the benefits hereunder of a spouse
      -----------------
      of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.12 Incompetent.  If the Committee determines in its discretion that a
      -----------
      benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participants' Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.13 Court Order.  The Committee is authorized to make any payments directed
      -----------
      by court order in any action in which the Plan or the Committee has been named as a party.

16.14 Distribution in the Event of Taxation.
      -------------------------------------

      (a)  General.  If, for any reason, all or any portion of a Participant's
           -------
           benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

      (b)  Trust.  If the Company establishes a Trust, the Trust terminated, and
           -----
           benefits are distributed from the Trust to a Participant, the Participant's benefits under this Plan shall be reduced to the extend of such distributions.

16.15 Legal Fees to Enforce Rights After a Change of Control Event.  The
      ------------------------------------------------------------
      Company is aware that upon the occurrence of a Change of Control Event, the Board (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change of Control Event, it should appear to any Participant that the Company or the Trustee has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designated to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Participants may retain counsel to represent such Participant in connection with the initiation or defense of any litigation, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction. Company shall then indemnify Participant for the cost of such litigation and reasonable attorney's fees if the Participant prevails in such litigation.

16.16 Taxes and Withholding.  The Participant's Employer(s), or the trustee
      ---------------------
      of the Trust if the Company established a Trust, may withhold from any distribution under this Plan any and all employment and income taxes that are required to be withheld under applicable law.

16.17 Severability.  If and to the extent any provision hereof is held to be
      ------------
      void or unenforceable, the Plan shall remain in full force and effect with such provision severed as though such provision had not been included in the original Plan.



      IN WITNESS WHEREOF, the Company has executed this Plan document as of April 30, 1998.

                              VENCOR, INC., a Delaware corporation


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------